BOARD DIRECTOR AGREEMENT

This Agreement for a Director of the Board of Directors (this “Agreement”) is made and entered into as of this 17th day of June 2009, by and between Stratos Renewables Corporation, a Nevada corporation (the “Company”), and Leonard Brooks, an individual (“Director”), with reference to the following facts:

WHEREAS, the Board of Directors of the Company has elected the Director to a position as a Member of the Board of Directors of Company;

WHEREAS, Director has agreed to accept such election on April 17, 2009;

WHEREAS, the parties hereto desire to enter into an agreement under which Director will be compensated for the provision of the services to the Company as a Member of the Board of Directors.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto hereby agree as follows:

1.         Engagement and Term.  The Board of Directors of the Company elected Director, and Director accepted such election as a Member of the Board of Directors of the Company, upon the terms and conditions set forth herein for a One (1) year term commencing as of April 17, 2009 and terminating on April 17, 2010 unless such engagement is sooner terminated by either party upon thirty (30) days’ prior written notice to the other party (the “Director Term”).  This Agreement is renewable on an annual basis subject to approval by the Board of Directors of the Company assuming the Director continues to be elected as a Director of the Company.

2.         Position. The Board of Directors of the Company elected Director to serve as a Member of the Board of Directors, and Director accepted that election upon the terms and subject to the conditions of this Agreement.  Director shall perform such duties as are set forth in the Bylaws of the Company and as are customary to such position, as well as such other duties as the Company and Director may mutually agree from time to time (the “Services”).  Director shall comply with the statutes, rules, regulations and orders of any governmental authority, which are applicable to the performance of the Services, as well as the Company's rules, regulations, written policies, and procedures and approval practices as they may from time-to-time be adopted or modified and shall be subject to the Company’s applicable policies, procedures and approval practices, as are generally in effect from time-to-time.

3.         Compensation.  In consideration of the performance by Director of his obligations under this Agreement, the Company shall pay to Director:

(a)           On the last working day of each quarter during the Director Term, a director’s fee in the amount of Fifteen Thousand Dollars ($15,000), less any deductions, withholdings and offsets required by law, rule or regulation;

(b)    Six Hundred Fifty Thousand (650,000) warrants, each of which shall entitle Director to purchase one (1) share of the Company’s common stock at an exercise price of Seventy Five Cents ($0.75) per share (the “Warrant Exercise Price”) which warrants shall vest at Fifty percent (50%) the first year during the Director Term, Twenty-five percent (25%) the second year and Twenty-five percent (25%) the third year.  Such warrants are to be exercisable from the date of vesting until the fifth (5th) anniversary of the date hereof.  Further, if the Company shall effect a merger, sale, reorganization, consolidation or transference of all or substantially all of the Company’s properties or assets, then the vesting of all unvested warrants will accelerate such that they will be eligible to be exercised immediately prior to or simultaneously with such event.  If shares of the Company’s capital stock (other than a result of a conversion or exercise of a convertible or options/warrants issued prior to the date of this Agreement (the “Issue Date”) are issued after the Issue Date and prior to the exercise in full or expiration of the warrant for consideration (as reasonably determined by the Company’s board of directors) less than the Warrant Exercise Price then in effect or convertible securities or options are sold or issued which if converted or exercised would result in the issuance of shares of the Company’s capital stock for less than the Warrant Exercise Price (based on the total consideration paid for the options or convertible security, as well as the exercise price of the options or convertible security, as reasonably determined by the Company’s board of directors), then the Warrant Exercise Price will be adjusted to such lower price.  Notwithstanding the foregoing, (i) in the event that this Agreement is terminated by Director, or by the Company for Cause (as defined below), prior to the first (1st) anniversary of the date hereof, Director’s warrants shall cease vesting as of such date and all unvested warrants shall be cancelled and (ii) in the event that this Agreement is terminated by the Company without Cause (as defined below), Director’s warrants shall immediately vest in full.  For the purposes of this Section 3, “Cause” shall mean (A) the failure, neglect or refusal by Director to perform duties consistent with that of an Independent Director (including, without limitation, Director’s inability to perform his obligations hereunder as a result of chronic alcoholism or drug addiction and/or as a result of any failure to comply with any laws, rules or regulations of any governmental entity with respect to the performance of the consulting services described herein); (B) any willful, intentional or grossly negligent act by Director having the effect of materially injuring the reputation or business of the Company or its affiliates; or (C) Director’s commission of a crime involving, in the Company’s good faith judgment, fraud, dishonesty or moral turpitude; and

        (c)  Six Hundred Fifty Thousand (650,000) restricted shares (the “Shares”) of the Company’s common stock valued at par value of $.001 per share.   The Shares shall vest at Three Hundred Twenty Five Thousand (325,000) immediately and the remaining Three Hundred Twenty Five Thousand (325,000) Shares shall vest on a pro-rata monthly basis (i.e., 1/11th per month) over the next eleven months during the term of and so long as the Director’s Board Agreement with the Company does not terminate, in which case all unvested Shares shall be cancelled.  The Shares shall be deemed paid for as of the date of this Agreement and shall become eligible for resale subject to the appropriate provisions of Rule 144.   Further, if the Company shall effect a merger, sale, reorganization, consolidation or transference of all or substantially all of the Company’s properties or assets, then the vesting of all unvested Shares will accelerate such that they will be eligible to be issued immediately prior to or simultaneously with such event.

4.         Reimbursement of Expenses.  During each three (3) month period in the Director Term, the Company shall reimburse Director for (a) up to Five Thousand Dollars ($5,000) in travel-related expenses incurred solely for Company business purposes and (b) such other expenses as the Company shall pre-approve and commit to reimburse in writing, in its sole and absolute discretion. Director shall have reasonable access to the books and records of the Company (including reasonable access to the Company’s independent auditors), as necessary to enable Director to fulfill his obligations as Member of the Board of Directors of the Company.

5.         Confidential Information; Company Property.  During the term of this Agreement and at all times thereafter, Director shall keep all Company confidential information in confidence and shall not disclose any of the same to any other person or entity, except Director’s attorneys and other persons and/or entities designated in writing and in advance by the Company.  Director shall not cause, suffer or permit such confidential information to be used for the gain or benefit of any party outside of the Company or for Director’s personal gain or benefit outside the scope of Director’s engagement by the Company.

6.         Non Disclosure Obligations.   Director agrees to use his reasonable best efforts to provide the Services and to devote the time necessary to faithfully perform his duties. Director shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company.  These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Director as a result of performing the Services. "Proprietary Information" means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director's general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Director without restriction by a third party who rightfully possesses the information and did not learn of it from Company.  If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will promptly notify the Chairman of the Board of Directors and President of such obligation, unless making such disclosure or taking such action is required by a court of legal jurisdiction.

7.         Indemnification.  Company will indemnify and defend and hold harmless Director against any liability, costs, or expenses (including legal fees and costs of independent legal counsel) incurred in the performance of the Services to the fullest extent authorized in Company’s Certificate of Incorporation, as amended, bylaws, as amended, and applicable law, except to the extent arising out of or based upon the gross negligence or willful misconduct of Director.  Company has purchased Director’s and Officer’s liability insurance (D&O Policy), and Director shall be entitled to the protection of any insurance policies, fees  and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates.

8.         General Provisions.

(a) Notices.  Any notice or communication that is addressed as provided in this Section will be deemed given (a) upon delivery, if delivered personally or via certified mail, postage prepaid, return receipt requested; or (b) on the first business day of the receiving Party after the transmission if by facsimile or after the timely delivery to the courier, if delivered by overnight courier.  Other methods of delivery will be acceptable only upon proof of receipt by the Party to whom notice is delivered.

To Company:
Stratos Renewables Corporation
9440 Santa Monica Blvd., Suite 401
Beverly Hills, CA  90210
Fax No.: 310-919-3044
Attention: Secretary

To Director:
Leonard Brooks
119 Noe Avenue
Chatham, NJ 07928

(b) Dispute Resolution.

                                (i).            Arbitration.  The Parties agree that any dispute, claim or Controversy concerning the Director’s engagement or the termination of that engagement hereunder or any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Los Angeles, California.  The parties may use the AAA or any other alternate dispute resolution entity agreed upon for this purpose.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  To the extent permitted by law, the parties will share equally in the costs of arbitration.  Each party shall bear its or his own attorneys’ fees and costs incurred in connection with the arbitration.

(ii).           Jurisdiction Venue.   The parties agree that any suit, action, or proceeding between Director (and his attorneys, successors, and assigns) and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to the Services or the termination of those Services shall be brought in either the United States District Court for the Central District of California or in a California state court in the County of Los Angeles and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the jurisdiction and venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

           9.           Entire Agreement; Severability and Termination.  This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto.  The provisions of this Agreement are severable, and in the event that any provision is declared invalid, this Agreement shall be interpreted as if such invalid provision were not contained herein. In the event that Director resigns from the Board of Directors during the term of this Agreement, dies, becomes permanently disabled or is removed as a Director for Cause (as defined below), this Agreement will terminate, and except as provided herein, the Company shall pay to Director all compensation and benefits to which Director is entitled up through the date of termination, and thereafter, all of the Company's obligations under this Agreement shall cease, except as provided in Sections 5, 7 and 9.  Notwithstanding the above, if the Director dies or becomes permanently disabled his estate or legal guardian shall be able to exercise any vested warrants through the 5th anniversary of the date hereof.  “Cause” shall include, but not be limited to Director’s: (a) gross negligence and/or willful misconduct with respect to Company and its successors; (b) commission of a felony; (c) acts or omission which constitute theft, fraud or dishonesty; (d) having been repeatedly or habitually intoxicated or under the influence of drugs while on the premises of the Company or while performing any of his duties or obligations; or (e) failure reasonably to provide the Services.  If the Director is terminated the Director agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Director incident to his Services belong to Company and shall be promptly returned at the request of Company.  Upon termination of this Agreement, Director shall be deemed to have resigned from all offices then held with Company by virtue of his position as Director, except that Director shall continue to serve as a Director if elected as a Director by the shareholders of Company as provided in Company's Certificate of Incorporation, as amended, Company's bylaws, as amended, and applicable law. Director agrees that following any termination of this Agreement, he shall cooperate with Company in the winding up or transferring to other Directors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company's expense) in the defense of any action brought by any third party against Company that relates to the Services.

             10.     Waiver; Modification; Assignment.  This Agreement supersedes any and all other agreements, wither oral or in writing, between the Parties with respect to the subject of this Agreement and contains all covenants and agreements between the Parties relating to such engagement in any manner whatsoever.   Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any Party, or anyone acting on behalf of any Party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.  Any modification of this Agreement will be effective only if it is in writing signed by the Party to be charged.  No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the Party making the waiver. This Agreement may not be assigned in whole or in part by Director without the prior written consent of Company.  Company may assign its rights under this Agreement without the consent of Director in the event Company shall hereafter effect a reorganization, consolidation, merger or sale of the Company, or transfer all or substantially all of Company’s properties or assets.  Subject to the foregoing limitation, this Agreement will be binding on, and will inure to the benefit of, the Parties and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

             11.        Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.  This Agreement may be executed and delivered by facsimile and/or PDF signature which will be valid and binding.  This Agreement may be executed and delivered by facsimile and/or PDF signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

DIRECTOR:

Leonard Brooks, an individual

By:	/s/ Leonard Brooks

COMPANY:

STRATOS RENEWABLES CORPORATION

By:	/s/ Valerie A. Broadbent
Name: Valerie A. Broadbent
Title: Corporate Secretary

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